Exhibit 5.2

[McGuireWoods LLP Letterhead]

August 4, 2011

CONSOL Energy Inc.

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317

Attn: P. Jerome Richey

Executive Vice President – Corporate Affairs,

Chief Legal Officer and Secretary

CONSOL Energy Inc.

6.375% Senior Notes due 2021

Ladies and Gentlemen:

We have acted as special Virginia counsel to CONSOL Energy Inc., a Delaware corporation (the “Company”), in connection with the issuance by the Company of $250,000,000 aggregate principal amount of its 6.375% Senior Notes due 2021 (the “Exchange Notes”) to be offered in exchange for a like principal amount of the Company’s issued and outstanding unregistered 6.375% Senior Notes due 2021 which Exchange Notes will be guaranteed by certain subsidiaries of the Company (collectively, the “Subsidiary Guarantors”), including, without limitation, the Subsidiary Guarantors listed on Schedule 1 hereto (collectively, the “Virginia Guarantors” and, individually, a “Virginia Guarantor”). The Exchange Notes and the guarantees by the Subsidiary Guarantors are proposed to be issued in accordance with the terms of the indenture dated as of March 9, 2011, by and among the Company, the Subsidiary Guarantors signatory thereto and The Bank of Nova Scotia Trust Company of New York, as trustee (the “Indenture”). The Exchange Notes are to be issued by the Company, and the guarantees are to be issued by the Subsidiary Guarantors, in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date of this opinion letter. This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Act”).

In connection with rendering the opinions set forth below, we have examined the following documents:

(a) the Registration Statement;

(b) the prospectus contained in the Registration Statement (the “Prospectus”); and

(c) the Indenture.

The documents referred to in clauses (a) through (c) above are referred to collectively as the “Subject Documents” and individually as a “Subject Document”.

In addition, we have examined and relied upon the following:

(i) a certificate from Stephen Johnson, Senior Vice President and General Counsel of the Company and Authorized Signatory of each Virginia Guarantor (the “Guarantors’ Certificate”), certifying (A) with respect to each Virginia Guarantor that is a corporation (collectively the “Corporate Virginia Guarantors” and individually a “Corporate Virginia Guarantor”), as to true and correct copies of the articles of incorporation and bylaws of such Corporate Virginia Guarantor and resolutions of the board of directors of such Virginia Guarantor authorizing the guarantee of the Exchange Notes, (B) with respect to each Virginia Guarantor that is a limited liability company (collectively the “LLC Virginia Guarantors” and individually an “LLC Virginia Guarantor”), true and correct copies of the articles of organization and operating agreement of such LLC Virginia Guarantor and the resolutions of the managers of such LLC Virginia Guarantor authorizing the guarantee of the Exchange Notes and (C) with respect to the Virginia Guarantor that is a general partnership (the “Partnership Virginia Guarantor”), true and correct copies of the partnership agreement of the Partnership Virginia Guarantor and the resolutions of the partners of the Partnership Virginia Guarantor authorizing the guarantee of the Exchange Notes;

(ii) with respect to each Corporate Virginia Guarantor, a certificate dated July 19, 2011 issued by the Clerk of the Virginia State Corporation Commission of Virginia (the “SCC”), attesting to the continued existence and good standing of such Corporate Virginia Guarantor in the Commonwealth of Virginia (each, a “Good Standing Certificate”);

(iii) with respect to each LLC Virginia Guarantor, a certificate dated July 19, 2011 issued by the SCC, attesting that the certificate of organization of such LLC Virginia Guarantor was issued by the SCC and that articles of cancellation have not been filed in connection therewith (each, a “LLC Status Certificate”); and

(iv) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, that (i) to the extent that we have reviewed and relied upon (A) the Guarantors’ Certificate and other certificates of the Company, the Virginia Guarantors or authorized representatives thereof, (B) representations of the Company or the Virginia Guarantors set forth in the Subject Documents and (C) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and (ii) all documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Each Corporate Virginia Guarantor is a validly existing corporation in good standing under the laws of the Commonwealth of Virginia as of the date set forth in its Good Standing Certificate. Each LLC Virginia Guarantor is a validly existing limited liability company under the laws of the Commonwealth of Virginia as of the date set forth in its LLC Status Certificate. The Partnership Virginia Guarantor is a validly existing general partnership under the laws of the Commonwealth of Virginia.

2. Each Virginia Guarantor has taken all necessary corporate, limited liability company or general partnership, as applicable, action to authorize the execution and delivery of the Indenture and to perform its obligations as a Subsidiary Guarantor thereunder.

The opinions set forth above are subject to the following qualifications, exclusions and limitations:

(a) We express no opinion with respect to the execution, delivery, validity, binding effect or enforceability of any of the Subject Documents.

(b) Our opinions are limited to the laws of the Commonwealth of Virginia, and we do not express any opinion concerning any other law. Without limiting the generality of the foregoing, we express no opinion with respect to any securities laws or regulations.

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Buchanan Ingersoll & Rooney PC, special counsel to the Company and the Subsidiary Guarantors, may rely upon this opinion with respect to matters set forth herein that are governed by Virginia law for purposes of its opinion being delivered and filed as Exhibit 5.1 to the Registration Statement.

The opinions set forth herein are made as of the date hereof, and we assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware after the date hereof of any facts that might change the opinions expressed herein.

Very truly yours,

/s/ McGuire Woods LLP

SCHEDULE 1

Virginia Guarantors

AMVEST COAL & RAIL, L.L.C., a Virginia limited liability company

AMVEST COAL SALES, INC., a Virginia corporation

AMVEST CORPORATION, a Virginia corporation

AMVEST GAS RESOURCES, INC., a Virginia corporation

AMVEST MINERAL SERVICES, INC., a Virginia corporation

AMVEST MINERALS COMPANY, L.L.C., a Virginia limited liability company

AMVEST OIL & GAS, INC., a Virginia corporation

CARDINAL STATES GATHERING COMPANY, a Virginia general partnership

CNX GAS COMPANY LLC, a Virginia limited liability company

GLAMORGAN COAL COMPANY, L.L.C., a Virginia limited liability company

LAUREL RUN MINING COMPANY, a Virginia corporation

NICHOLAS-CLAY LAND & MINERAL, INC., a Virginia corporation

PETERS CREEK MINERAL SERVICES, INC., a Virginia corporation

TEAGLE COMPANY, L.L.C., a Virginia limited liability company

WOLFPEN KNOB DEVELOPMENT COMPANY, a Virginia corporation

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